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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                            CORTEZ DEVELOPMENT, LTD.

                        ---------------------------------

         FIRST.   The name of this corporation shall be:

                            CORTEZ DEVELOPMENT, LTD.

         SECOND. Its registered office in the State of Delaware is to be located at 1013 Center Road, in the City of Wilmington, County of New Castle, 19805, and its registered agent at such address is THE COMPANY CORPORATION.

         THIRD.  The purpose or purposes of the corporation shall be:

         To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

         One Hundred Million (100,000,000) shares of which Eighty Million (80,000,000) shares with a par value of One Tenth of One mil ($.0001) each, amounting to Eight Thousand Dollars ($8,000.00) are Common Stock and Twenty Million (20,000,000) shares with a par value of One Tenth of One mil preferred Stock.

         FIFTH.  The name and mailing address of the incorporator is as follows:

                           Neysa Webb
                           The Company Corporation
                           1013 Center Road
                           Wilmington, DE 19805

         SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

         IN WITNESS WHEREOF, The undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this twentieth day of July, A.D. 1998.

                                            /s/ Neysa Webb
                                            ------------------------------------
                                                Neysa Webb


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